UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2013

INGEN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(951) 688-7840

(Registrant's telephone number, including area code)

Georgia	000-28704	84-1122431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3410 La Sierra Ave., Suite F 507 Riverside, CA 92503

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On September 10, 2013, the Company entered into an AGREEMENT FOR SETTLEMENT, RELEASE, AND ASSIGNMENT OF NOTES with the Joint Liquidators, Ian D. Stokoe and David A.K. Walker (together, the “Joint Liquidators”) of PwC Corporate Finance and Recovery (Cayman) Ltd. on behalf of (AJW Master Fund, Ltd., AJW Master Fund II, Ltd., AJW Offshore, Ltd., AJW Partners, LLC, AJW Partners II, LLC, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC, and New Millennium Capital Partners III, LLC). Ingen issued certain Callable Secured Convertible Notes (the “Notes”) to the Funds with a total principal amount of $1,633,939.73 as of December 31, 2011, and is in default on the Notes. The Funds are judgment creditors of Ingen, as reflected in a judgment obtained in New York Supreme Court, filed and docketed on October 19, 2009 (the “Judgment”); and the Funds have filed a post-judgment action against Ingen in New York Supreme Court, Index No. 1543581/2013, which is now pending (the “Post-Judgment Lawsuit”). The Funds and Ingen desire to compromise and settle fully and finally, by the execution of this Agreement, all claims, causes of action, judgments and debts of any kind whatsoever, whether known or unknown, that arise or could have arisen from Ingen’s failure to pay the amounts due to the Funds as required under the Notes. A Third-Party accredited investor has agreed under the AGREEMENT FOR SETTLEMENT, RELEASE, AND ASSIGNMENT OF NOTES to acquire the Notes, in full for $300,000 and to make payments on behalf of Ingen to the Funds to induce the Funds to discontinue and/or release claims they have or may have against Ingen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 11, 2013	INGEN TECHNOLOGIES, INC.

By: /s/ Gary B. Tilden
Gary B. Tilden,
Chairman of the Board Chief Operations Officer